Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST	FIRM/AFFILIATE OFFICES
NEW YORK, NY 10001	——————
_____________	BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON —————— BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO
TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com

September 15, 2023

Perception Capital Corp. II

3109 W 50th St., #207

Minneapolis, Minnesota 55410

RE:	Perception Capital Corp. II

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Perception Capital Corp. II, a Cayman Islands exempted company limited by shares (the “Company”), in connection with the Registration Statement (as defined below), relating to, among other things, (i) the merger of Perception Spectaire Merger Sub Corp. (“Merger Sub”), a Delaware corporation and a direct wholly-owned subsidiary of the Company, with and into Spectaire Inc. (“Spectaire”), a Delaware corporation (the “Merger”), with Spectaire surviving the Merger as a direct wholly-owned subsidiary of the Company, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 16, 2023, by and among the Company, Merger Sub and Spectaire (the “Merger Agreement”), and (ii) as a condition to the effectiveness of the Merger, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands under the Companies Act (Revised) of the Cayman Islands and domesticating as a Delaware corporation pursuant to Section 388 of the General Corporation Law (the “DGCL”) of the State of Delaware (the “Domestication”), subject to the approval thereof by the shareholders of the Company.

Prior to and as a condition of the Merger, in connection with the Domestication, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication as “NewCo.” Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”),

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September 15, 2023

among other things, pursuant to the Plan of Domestication (as defined below): (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) will convert automatically into one share of common stock, par value $0.0001 per share, of NewCo (“NewCo Common Stock”); (2) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of the Company will convert automatically into one share of NewCo Common Stock; (3) each of the then issued and outstanding redeemable warrants of the Company (the “Company Warrants”) will convert automatically into a redeemable warrant to acquire one share of NewCo Common Stock (the “NewCo Warrants”) pursuant to the Warrant Agreement (as defined below); and (4) each of the then issued and outstanding units of the Company that have not been previously separated into the underlying Class A Ordinary Shares and underlying Company Warrants upon the request of the holder thereof will be cancelled and will entitle the holder thereof to one share of NewCo Common Stock and one-half of one NewCo Warrant.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 (File No. 333-272880) of the Company relating to (1) up to 19,368,016 shares of common stock of NewCo (“NewCo Shares”), comprised of (i) 2,080,915 shares of NewCo Common Stock representing the maximum number of shares of NewCo Common Stock to be issued in connection with the Merger to holders of Class A ordinary shares, (ii) 5,787,101 shares of NewCo Common Stock issuable to Spectaire shareholders, excluding shares of NewCo Common Stock that may be issued to Spectaire shareholders who entered into a written consent of the shareholders of Spectaire in favor of the Business Combination (the “Non-Consenting Spectaire Shareholder Shares”), and (iii) 11,500,00 shares of NewCo Common Stock underlying the NewCo Warrants (the “Underlying Shares”) and (2) 11,500,000 NewCo Warrants (the securities referred to in clauses (1) and (2), collectively, the “NewCo Securities”), to be issued in the Domestication or the Merger, as applicable, filed on June 23, 2023, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) the form of Certificate of Incorporation of NewCo, to become effective as of the Effective Time, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(d) the form of Bylaws of NewCo, to become effective as of the Effective Time, filed as Exhibit 3.3 to the Registration Statement (the “Bylaws”);

(e) the form of Certificate of Corporate Domestication of NewCo, to become effective as of the Effective Time, filed as Exhibit 4.4 to the Registration Statement (the “Certificate of Domestication”);

(f) the form of Plan of Domestication, filed as Exhibit 2.2 to the Registration Statement (the “Plan of Domestication”); and

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September 15, 2023

(g) the form of resolutions of the Board of Directors of NewCo, to be adopted upon the Effective Time, approving the issuance of the NewCo Securities (the “Resolutions”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

As used herein, “Transaction Documents” means the Merger Agreement and the Plan of Domestication.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the DGCL. The opinion stated below presumes that:

1. Prior to the issuance of the Non-Consenting Spectaire Shareholder Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; (iii) the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated; and (iv) the Board of Directors of NewCo shall have approved the Resolutions, without alteration or amendment (other than identifying the appropriate date) and (v) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication, will have been obtained;

2. The Certificate of Domestication, in the form attached as Exhibit 4.4 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

3. The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

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September 15, 2023

4. The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective as of the Effective Time.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Non-Consenting Spectaire Shareholder Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of NewCo under the DGCL and will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion, we have assumed that, at all applicable times, the issuance of the Non-Consenting Spectaire Shareholder Shares does not violate or conflict with any agreement or instrument binding on NewCo (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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